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                                                                    EXHIBIT 99.2

                                                            (APPLIED FILMS LOGO)

INVESTOR INFORMATION

APPLIED FILMS REPORTS EARNINGS FOR THIRD QUARTER FISCAL YEAR 2006

THIRD QUARTER FISCAL 2006 RESULTS

Longmont, Colorado, May 4, 2006 --- Applied Films Corporation (Nasdaq: AFCO) announced results for the third quarter of fiscal 2006, ended April 1, 2006.

Bookings for the third quarter of fiscal 2006 were $60.1 million and backlog was $87.0 million as of April 1, 2006. We expect to recognize revenue from this backlog over the next 9 to 12 months.

Net revenues for the third quarter of fiscal 2006 were $62.0 million compared to $44.9 million for the third quarter of fiscal 2005, an increase of 38.1%.

Gross profit for the third quarter was $16.6 million compared to $15.0 million for the third quarter of fiscal year 2005. Gross margin for the quarter was 26.7% compared to 33.4% for the previous year. In the third quarter of fiscal 2005, we recorded a change in estimate in our warranty reserves which increased our gross profit by $3.6 million and our gross margin by 8.1%.

The net loss on a GAAP basis for the third quarter of fiscal 2006 was $0.8 million or $0.05 per fully diluted common share, compared to earnings of $2.9 million or $0.19 per fully diluted common share for the third quarter of fiscal 2005. The third quarter of fiscal 2006 included $1.0 million for stock based compensation pursuant to FAS 123(R).

During the third quarter we recorded a restructuring charge of $0.4 million based on a restructuring plan to consolidate the U.S. operations.

Non-GAAP earnings are the earnings before amortization of intangibles, expenses related to the adoption of FAS 123(R), and the restructuring charge. The Non-GAAP earnings for the third quarter of fiscal year 2006 was $2.0 million, or $0.13 per fully diluted common share, compared to Non-GAAP earnings $3.9 million or $0.26 per fully diluted common share for the third quarter of fiscal 2005.

"We were pleased to see continued strength in bookings, during the quarter, at levels similar to the prior two quarters. Display bookings continued to dominate the bookings picture, but growth in solar bookings posted a nice momentum." stated Thomas T. Edman, President and Chief Executive Officer.

NON-GAAP FINANCIAL MEASURES

We provide all information required in accordance with GAAP, but believe that it is useful to provide non-GAAP earnings for the reasons discussed below. We believe that non-GAAP earnings provides useful information to investors because it allows investors to measure and evaluate our performance without considering the non-cash charges associated with our acquisitions and divestitures including the amortization of intangible assets, the charges for in-process research and development related to the acquisitions that we have completed, the restructuring charge related to the consolidation of U.S. Operations of VACT, and the non-cash charges related to the loss on sale of the Joint

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 Venture all of which are calculated using a fixed tax rate of 35%. Beginning in the first quarter of fiscal 2006, our non-GAAP earnings exclude the effect of FAS 123(R) to allow investors to evaluate our current performance in relation to our historic performance without considering the non-cash charges related to stock based compensation. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Many financial analysts that follow our company and industry focus on and publish both historical results and future projections based on non-GAAP earnings.

We use non-GAAP information internally to help our management more accurately assess our performance in the current period and in comparison to prior periods. We believe disclosure of non-GAAP earnings has economic substance because the excluded expenses do not represent current cash expenditures.

A reconciliation of non-GAAP financial measures to GAAP can be found in the attached financial table. Our use of non-GAAP earnings is intended to supplement, and not to replace, our presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses which must be included under GAAP. We compensate for the inherent limitations of non-GAAP measures by not relying exclusively on non-GAAP measures, but rather by using such information to supplement GAAP financial measures.

THIRD QUARTER FISCAL 2006 CONFERENCE CALL

Applied Films Corporation will conduct a conference call and webcast at 7:00 a.m. MDT (9:00 a.m. EDT) on May 4, 2006, to review third quarter fiscal year 2006 financial results. During the conference call and webcast, Thomas T. Edman, President and Chief Executive Officer, and Lawrence D. Firestone, Chief Financial Officer, will present the financial results for the quarter.

The public is invited to participate in the conference call by dialing 1-800-374-1496 or 1-706-634-1435 (International) at least 5-10 minutes prior to the start time, or via webcast at www.appliedfilms.com, in the "Investor Relations" section under "Meetings and Presentations". A replay of the recorded conference call will be available two hours after the live call, until May 11, 2006. To listen to the replay, dial 1-800-642-1687, or 1-706-645-9291
(International) and use Conference ID: 8143042.

ABOUT APPLIED FILMS CORPORATION

We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, architectural glass, solar cell, consumer products packaging and electronics industries. For more information, please visit our web site at http://www.appliedfilms.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. You are cautioned that forward-looking statements, including statements about future bookings, revenues and earnings, are not guaranties of future performance. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change and volatility in the demand for deposition equipment, the effect of changing worldwide political and economic conditions on capital expenditures, production levels, including those in Europe and Asia, the effect of

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overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks (including the risks inherent in launching new products such as the TRITON system) and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

                           - FINANCIAL TABLES FOLLOW -

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                   APPLIED FILMS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                      Three Months Ended                Nine Months Ended
                                               -------------------------------   -------------------------------
                                               April 1, 2006    March 26, 2005   April 1, 2006    March 26, 2005
                                               -------------    --------------   -------------    --------------
Net revenues ..............................    $     62,043     $     44,890     $    160,002     $    133,460
Cost of goods sold ........................          45,450           29,891          122,168           93,595
                                               -------------    --------------   -------------    --------------
Gross profit ..............................          16,593           14,999           37,834           39,865

Operating expenses:
Research and development ..................           6,355            5,252           17,292           15,521
In process research and development .......              --               --            3,086               --
Selling, general and administrative .......           9,767            7,846           26,361           23,838
Restructuring charge ......................             435               --              435               --
Amortization of intangible assets .........           1,851            1,123            4,800            3,599
                                               -------------    --------------   -------------    --------------
Loss from operations ......................          (1,815)             778          (14,140)          (3,093)

Other income, net .........................           1,661            1,887            4,278            4,361
Equity earnings of joint venture ..........              --            1,394              924            4,132
Loss on sale of joint venture .............              --               --           (1,468)               0
                                               -------------    --------------   -------------    --------------
Income (loss) before income taxes .........            (154)           4,059          (10,406)           5,400

Income tax (expense) benefit ..............            (641)          (1,160)            (932)          (1,310)
                                               -------------    --------------   -------------    --------------
Net income (loss) .........................    $       (795)    $      2,899     $    (11,338)    $      4,090
                                               =============    ==============   =============    ==============

Earnings (loss) per share:
Basic earnings (loss) per share ...........    $      (0.05)    $       0.19     $      (0.74)    $       0.28
Diluted earnings (loss) per share .........    $      (0.05)    $       0.19     $      (0.74)    $       0.27

Weighted average common shares outstanding:
Basic .....................................          15,691           14,892           15,285           14,865
Diluted (1) ...............................          15,691           15,102           15,285           15,067

----------

    (1) Includes only outstanding shares; options shares were excluded to avoid an anti-dilutive impact of net loss.

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                 RECONCILIATION OF NON-GAAP MEASUREMENT TO GAAP
                      (in thousands, except per share data)
                                   (unaudited)

                                                   -------------------------------------     --------------------------------------
                                                              Three Months Ended                    Nine Months Ended
                                                   -------------------------------------     --------------------------------------
                                                   April 1, 2006(1)     March 26, 2005(2)    April 1, 2006(1)     March 26, 2005(2)
                                                   ----------------     -----------------    -----------------    -----------------
Non-GAAP Financial Results:
   GAAP Income (loss) before income taxes .....    $           (154)    $          4,059     $        (10,406)    $          5,400
   Add: Amortization of Other Intangible Assets               1,851                1,123                4,800                3,599
        Loss on sale of joint venture .........                  --                   --                1,468                   --
        In-process research and development ...                  --                   --                3,086                   --
        FAS 123R Stock Option Compensation Cost                 964                   --                2,346                   --
        Restructuring costs ...................                 435                   --                  435                   --
                                                   ----------------     -----------------    -----------------    -----------------

   Earnings (loss) before income taxes ........               3,096                5,182                1,729                8,999

   Tax Benefit (Expense) ......................              (1,084)              (1,326)                (605)              (1,703)
                                                   ----------------     -----------------    -----------------    -----------------

   Net Income .................................               2,012                3,856                1,124                7,296
                                                   ================     =================    =================    =================

Non-GAAP earnings (loss) per share::
   Basic Non-GAAP EPS .........................    $           0.13     $           0.26     $           0.07     $           0.49
                                                   ================     =================    =================    =================

Weighted Average Common Shares Outstanding:
   Basic ......................................              15,691               14,892               15,285               14,865
                                                   ================     =================    =================    =================

----------

    (1) Taxes are calculated at 35%.

    (2) For March 2005, taxes are calculated at 35% and equity earnings of joint venture are non-taxable.

    Note: Non-GAAP earnings are not intended to represent cash flows for the period. Non-GAAP earnings should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Our definition of non-GAAP earnings may differ from similar measurements provided by other public companies.

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                   APPLIED FILMS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)
                                   (unaudited)


                                                                                April 1, 2006    July 2, 2005
                                                                               ---------------  ---------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                      $        35,489  $        25,681
Marketable securities                                                                  126,090          134,100
Accounts and trade notes receivable, net of allowance of $304 and $396,
  respectively                                                                          16,975           16,332
Revenue in excess of billings                                                           58,953           51,461
Inventories                                                                             17,219           16,673
Prepaid expenses and other                                                               2,798            2,240
Deferred tax asset                                                                       3,330            1,553
                                                                               ---------------  ---------------
Total current assets                                                                   260,854          248,040

Property, plant and equipment, net of accumulated depreciation of $16,048 and
  $12,983, respectively                                                                 19,433           15,517
Goodwill                                                                                76,932           63,413
Intangible assets, net of accumulated amortization of $25,351 and $20,608,
  respectively                                                                          22,603           15,215
Investment in joint venture                                                                 --           16,163
Deferred tax asset                                                                      10,454           12,883
Restricted cash                                                                             60               61
Other assets                                                                               374              473
                                                                               ---------------  ---------------
Total assets                                                                   $       390,710  $       371,765
                                                                               ===============  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable                                                                  16,857           12,931
Accrued warranty                                                                         5,166            6,046
Accrued compensation                                                                     7,366            6,778
Accrued income taxes                                                                     3,633            1,464
Accrued expenses                                                                         6,573            2,837
Billings in excess of revenue                                                            8,397            4,008
Current portion of deferred gain                                                            59              372
Deferred tax liability                                                                  10,590           10,607
                                                                               ---------------  ---------------
Total current liabilities                                                               58,641           45,043

Deferred tax liability                                                                   7,008            7,989
Deferred gain and other obligation                                                       2,987            4,077
Accrued pension benefit obligation                                                      16,446           15,188
                                                                               ---------------  ---------------
Total liabilities                                                                       85,082           72,297

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value, 40,000,000 shares authorized, 15,699,890 and
  14,947,834 shares issued and outstanding at April 1, 2006 and July 2, 2005,
  respectively                                                                         279,594            261,826
Warrants                                                                                    --                595
Accumulated other comprehensive income                                                  23,787             23,462
Retained earnings                                                                        2,247             13,585
                                                                                ---------------   ----------------
Total stockholders' equity                                                             305,628            299,468
                                                                                ---------------   ----------------
Total liabilities and stockholders' equity                                        $    390,710      $     371,765
                                                                                ===============   ================

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CONTACTS

INVESTOR CONTACT:                        MEDIA CONTACT:

Applied Films                            Applied Films
Lawrence Firestone                       Michael Treutel
Chief Financial Officer                  Manager Marketing and Communication
9586 I-25 Frontage Rd., Suite 200        Siemensstrasse 100
Longmont, CO 80504 U.S.A.                63755 Alzenau
Tel.  +1 303 774 3200                    Tel.: +49 (0)6023 - 92 65 65
Fax: +1 303 678 9275                     Fax: +49 (0)6023 - 92 66 80
E-Mail: lfirestone@usa.appliedfilms.com  E-Mail: mtreutel@eu.appliedfilms.com

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